UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 3, 2008 (June 27, 2008)

Stamps.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26427	77-0454966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12959 Coral Tree Place, Los Angeles, CA	90066-7020
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:     (310) 482-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed by Stamps.com Inc., on August 30, 2007, Sterling Realty Organization Co. filed suit against us in the Superior Court for the State of Washington for King County, alleging they are entitled under the doctrine of equitable subrogation to recover a $575,929 sales tax related payment for improvements under a lease related to our discontinued iShip business, which we sold in 2001. The lawsuit also seeks pre-judgment interest and costs. On March 7, 2008, the Court granted our motion for summary judgment under the doctrine of equitable subrogation, but also granted the plaintiff’s motion to amend the complaint to allege indemnification and breach of the lease.

On June 27, 2008, the Court granted the plaintiff’s motion for summary judgment under indemnification and breach of the lease and found that the plaintiff is entitled to a judgment in the principal amount of $575,413.66, together with prejudgment interest of $94,210.

As also previously disclosed by Stamps.com Inc., on October 22, 2004, Kara Technology Incorporated filed suit against us in the United States District Court for the Southern District of New York, alleging, among other claims, that we infringed certain Kara Technology patents and that we misappropriated trade secrets owned by Kara Technology, most particularly with respect to our NetStamps feature. Kara Technology seeks an injunction, unspecified damages, and attorneys’ fees. On February 9, 2005, the court granted our motion to transfer this suit to the United States District Court for the Central District of California. On August 23, 2006, the court granted our summary judgment motions on the trade secret and other non-patent claims. The court issued a “Markman” ruling, construing the terms of the Kara Technology patents on September 10, 2007. On April 3, 2008, the court granted our summary judgment motion that PhotoStamps does not infringe and denied our summary judgment motions that NetStamps does not infringe and the patents are invalid.

On June 27, 2008, at the conclusion of trial, the jury issued its verdict on this matter in our favor, finding that NetStamps does not infringe. On July 1, 2008, we issued a press release announcing the favorable jury verdict. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stamps.com Inc.
(Registrant)

July 3, 2008	/s/ Kenneth McBride
Date	(Signature)

Kenneth McBride,
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release of Stamps.com Inc. dated July 1, 2008 announcing jury verdict in Kara Technology lawsuit.